May 3, 1996




Ruby Tuesday, Inc.
4721 Morrison Drive
Mobile, Alabama  36609

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as counsel for Ruby Tuesday, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of $6,000,000 of obligations ("Deferred Compensation Plan Obligations") of the Company and an aggregate 300,000 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to its Deferred Compensation Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1. The Deferred Compensation Plan Obligations and the Shares have been duly authorized;

     2. The Deferred Compensation Plan Obligations, when issued by the Company in the manner provided for in the Plan, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement,
          (i) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or law; and


     3. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,



                          POWELL, GOLDSTEIN, FRAZER & MURPHY